Exhibit 99.2
EDCI HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands, except share data)

	September 30, 2008
		Disposition of
		EDC US		Pro Forma,
	As Reported	Operations (a)		as Adjusted
ASSETS
Current Assets:
Cash and cash equivalents	$77,594	$27,704	(b)
		(19,900	)(h)	$85,398
Restricted cash	1,770	—		1,770
Short-term investments	3,417	—		3,417
Accounts receivable, net of allowances for doubtful accounts	29,592	(1,106	)(c)
		(3,438	)(d)	25,048
Current portion of long-term receivable	474	—		474
Inventories, net	9,553	(1,358	)(d)
		(993	)(c)	7,202
Prepaid expenses and other current assets	20,740	(281	)(c)
		(1,505	)(d)	18,954
Deferred income taxes	244	—		244
Current assets, discontinued operations	—	6,301	(d)	6,301
Assets held for sale	—	7,110	(f)	7,110

Total Current Assets	143,384	12,534		155,918
Restricted cash	26,088	—		26,088
Property, plant and equipment, net	46,543	(6,439	)(c)
		(16,758	)(f)	23,346
Long-term receivable	3,799	—		3,799
Intangible assets	36,961	(7,164	)(f)	29,797
Deferred income taxes	1,482	—		1,482
Other assets	6,366	(1,952	)(f)	4,414

TOTAL ASSETS	$264,623	$(19,779)		$244,844

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$31,353	$(166	)(c)
		(7,249	)(e)	$23,938
Accrued expenses and other liabilities	34,773	(892	)(c)
		649	(g)
		(4,957	)(e)	29,573
Income taxes payable	128	—		128
Loans from employees	1,170	—		1,170
Current portion of long-term debt	18,546	(8,900	)(h)	9,646
Accrued liabilities, discontinued operations	—	12,206	(e)	12,206

Total Current Liabilities	85,970	(9,309)		76,661
Other non-current liabilities	10,148	(563	)(f)	9,585
Loans from employees	2,394	—		2,394
Long-term debt	20,222	(11,000	)(h)	9,222
Pension and other defined benefit obligations	37,323	—		37,323
Deferred income taxes	9,473	—		9,473

Total Liabilities	165,530	(20,872)		144,658
Minority interest in subsidiary company	5,514	—		5,514
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, $.01 par value	—	—		—
Common stock, $.02 par value	140	—		140
Additional paid in capital	371,046	—		371,046
Accumulated deficit	(284,025)	1,093	(i)	(282,932)
Accumulated other comprehensive income	7,845	—		7,845
Treasury Stock	(1,427)	—		(1,427)

Total Stockholders’ Equity	93,579	1,093		94,672

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$264,623	$(19,779)		$244,844

See accompanying notes

EDCI HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Nine Months Ended September 30, 2008
(In thousands, except per share amounts)

		Disposition of
		EDC US	Pro Forma,
	As Reported	Operations (a)	as Adjusted
REVENUES:
Product revenues	$190,964	$(62,489)	$128,475
Service revenues	59,393	(15,260)	44,133

Total Revenues	250,357	(77,749)	172,608
COST OF REVENUES:
Cost of product revenues	171,741	(60,473)	111,268
Cost of service revenues	44,425	(14,422)	30,003

Total Cost of Revenues	216,166	(74,895)	141,271

GROSS PROFIT	34,191	(2,854)	31,337
OPERATING EXPENSES:
Selling, general and administrative expense	36,705	(9,656)	27,049
Amortization of intangible assets	7,231	(2,388)	4,843

Total Operating Expenses	43,936	(12,044)	31,892

OPERATING LOSS	(9,745)	9,190	(555)
OTHER INCOME (EXPENSES):
Interest income	2,893	—	2,893
Interest expense	(2,932)	1,173 (b)	(1,759)
Gain on currency swap, net	881	—	881
Loss on currency transaction, net	(1,965)	—	(1,965)
Other expense, net	(344)	—	(344)

Total Other Income (Expenses)	(1,467)	1,173	(294)

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	(11,212)	10,363	(849)
Provision for income taxes	852	—	852
Minority interest	(203)	209	6

LOSS FROM CONTINUING OPERATIONS	$(11,861)	$10,154	$(1,707)

LOSS PER WEIGHTED AVERAGE COMMON SHARE:
Loss from continuing operations	$(1.72)		$(0.25)

LOSS PER COMMON SHARE — ASSUMING DILUTION:
Loss from continuing operations	$(1.72)		$(0.25)
See accompanying notes

EDCI HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended December 31, 2007
(In thousands, except per share amounts)

		Disposition of
		EDC US	Pro Forma,
	As Reported	Operations (a)	as Adjusted
REVENUES:
Product revenues	$302,682	$(107,394)	$195,288
Service revenues	81,875	(23,720)	58,155

Total Revenues	384,557	(131,114)	253,443
COST OF REVENUES:
Cost of product revenues	263,708	(99,158)	164,550
Cost of service revenues	60,275	(21,093)	39,182

Total Cost of Revenues	323,983	(120,251)	203,732

GROSS PROFIT	60,574	(10,863)	49,711

OPERATING EXPENSES:
Selling, general and administrative expense	52,318	(14,344)	37,974
Impairment of long-lived assets	9,782	(9,782)	—
Amortization of intangible assets	8,331	(2,485)	5,846

Total Operating Expenses	70,431	(26,611)	43,820

OPERATING INCOME (LOSS)	(9,857)	15,748	5,891

OTHER INCOME (EXPENSES):
Interest income	4,496	—	4,496
Interest expense	(4,844)	2,422 (b)	(2,422)
Loss on currency swap, net	(3,152)	—	(3,152)
Gain on currency transaction, net	761	—	761
Other income, net	234	—	234

Total Other Income (Expenses)	(2,505)	2,422	(83)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	(12,362)	18,170	5,808
Provision for income taxes	3,400	—	3,400
Minority interest	(126)	367	241

INCOME (LOSS) FROM CONTINUING OPERATIONS	$(15,636)	$17,803	$2,167

INCOME (LOSS) PER WEIGHTED AVERAGE COMMON SHARE:
Income (loss) from continuing operations	$(2.24)		$0.31

INCOME (LOSS) PER COMMON SHARE — ASSUMING DILUTION:
Income (loss) from continuing operations	$(2.24)		$0.31
See accompanying notes

EDCI HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended December 31, 2006
(In thousands, except per share amounts)

		Disposition of
		EDC US	Pro Forma,
	As Reported	Operations (a)	as Adjusted
REVENUES:
Product revenues	$267,067	$(112,449)	$154,618
Service revenues	81,461	(27,868)	53,593

Total Revenues	348,528	(140,317)	208,211
COST OF REVENUES:
Cost of product revenues	222,159	(102,689)	119,470
Cost of service revenues	60,811	(23,056)	37,755

Total Cost of Revenues	282,970	(125,745)	157,225

GROSS PROFIT	65,558	(14,572)	50,986
OPERATING EXPENSES:
Selling, general and administrative expense	48,270	(14,887)	33,383
Amortization of intangible assets	7,860	(2,638)	5,222

Total Operating Expenses	56,130	(17,525)	38,605

OPERATING INCOME	9,428	2,953	12,381
OTHER INCOME (EXPENSES):
Interest income	4,187	—	4,187
Interest expense	(6,045)	2,957 (b)	(3,088)
Loss on currency swap, net	(3,211)	—	(3,211)
Gain on currency transaction, net	2,143	—	2,143
Other expense, net	(37)	—	(37)

Total Other Income (Expenses)	(2,963)	2,957	(6)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	6,465	5,910	12,375
Provision for income taxes	7,921	—	7,921
Minority interest	94	119	213

INCOME (LOSS) FROM CONTINUING OPERATIONS	$(1,550)	$5,791	$4,241

INCOME (LOSS) PER WEIGHTED AVERAGE COMMON SHARE:
Income (loss) from continuing operations	$(0.23)		$0.62

INCOME (LOSS) PER COMMON SHARE — ASSUMING DILUTION:
Income (loss) from continuing operations	$(0.23)		$0.60
See accompanying notes

EDCI HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended December 31, 2005
(In thousands, except per share amounts)

		Disposition of
		EDC US	Pro Forma,
	As Reported	Operations (a)	as Adjusted
REVENUES:
Product revenues	$137,838	$(76,516)	$61,322
Service revenues	51,750	(17,633)	34,117

Total Revenues	189,588	(94,149)	95,439
COST OF REVENUES:
Cost of product revenues	114,843	(72,468)	42,375
Cost of service revenues	36,443	(15,437)	21,006

Total Cost of Revenues	151,286	(87,905)	63,381

GROSS PROFIT	38,302	(6,244)	32,058
OPERATING EXPENSES:
Selling, general and administrative expense	27,461	(2,449)	25,012
Amortization of intangible assets	3,729	(1,448)	2,281

Total Operating Expenses	31,190	(3,897)	27,293

OPERATING INCOME	7,112	(2,347)	4,765
OTHER INCOME (EXPENSES):
Interest income	2,914	—	2,914
Interest expense	(3,631)	1,635 (b)	(1,996)
Gain on currency swap, net	789	—	789
Loss on currency transaction, net	(1,857)	—	(1,857)
Other income, net	76	—	76

Total Other Income (Expenses)	(1,709)	1,635	(74)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	5,403	(712)	4,691
Provision for income taxes	3,504	—	3,504
Minority interest	114	(16)	98

INCOME FROM CONTINUING OPERATIONS	$1,785	$(696)	$1,089

INCOME PER WEIGHTED AVERAGE COMMON SHARE:
Income from continuing operations	$0.27		$0.16

INCOME PER COMMON SHARE — ASSUMING DILUTION:
Income from continuing operations	$0.26		$0.16
See accompanying notes

EDCI HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Presentation
     The following unaudited pro forma condensed consolidated balance sheet and statements of operations are presented to illustrate the estimated effects of the Sony Sale as well as the repayment of debt. The unaudited pro forma condensed consolidated balance sheet is presented as if the Sony Sale that occurred on December 31, 2008 had occurred on September 30, 2008. The unaudited pro forma condensed consolidated statements of operations are presented as if the Sony Sale had occurred on January 1, 2005. The unaudited pro forma condensed consolidated financial information should be read in conjunction with our historical consolidated financial statements and notes thereto appearing in our annual report on form 10-K for the year ended December 31, 2007, and our unaudited condensed consolidated financial statements and notes thereto appearing in our quarterly report on Form 10-Q for the nine months ended September 30, 2008.
     The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and does not purport to be indicative of the financial condition and results of operations that would have been achieved after the Sony Sale and repayment of debt for which we are giving pro forma effect actually occurred on the dates referred to above or the financial condition and results of operations that may be expected in the future. Such information has been prepared based upon currently available information and assumptions that the Company’s management believes are reasonable. Such currently available information and assumptions may prove to be inaccurate over time.

2.	Adjustments to Pro Forma Condensed Consolidated Balance Sheet
     The pro forma adjustments related to the unaudited pro forma condensed consolidated balance sheet as of September 30, 2008 are as follows:
(a)	On October 31, 2008, the Company entered into an Asset Purchase Agreement to sell certain assets and liabilities to Sony DADC US Inc. (Sony) with closing anticipated for December 31, 2008. In connection with this sale, the Company agreed to cease all CD manufacturing and distribution operations in the United States and transferred its contractual supply and distribution agreement with Universal Music Group (UMG) to Sony.

(b)	Assumes pro-form cash proceeds of $28.5 million, including amounts set aside under escrow agreements for use in the wind-down of our U.S. operations and net of approximately $0.8 million in transaction costs.

Sale Price	$28,504
Less transaction costs	(800)

Net Cash Proceeds	$27,704
(c)	Adjustment for assets acquired and liabilities assumed by Sony.

Accounts receivable	$(1,106)
Inventory	(993)
Prepaids and other current assets	(281)
Property, plant and equipment	(6,439)
Accounts payable	166
Accrued expenses and other liabilities	892

$(7,761)
(d)	Reclassification of US current assets not acquired by Sony to discontinued operations.

Inventory	$(1,358)
Accounts receivable	(3,438)
Prepaids and other current assets	(1,505)

$(6,301)

(e)	Reclassification of US current liabilities not assumed by Sony to discontinued operations.

Accounts payable	$(7,249)
Accrued expenses and other liabilities	(4,957)

$(12,206)
(f)	Adjustment to reflect U.S. CD manufacturing and distribution assets to be disposed of to fair value and the reclassification of said amount to held for sale.

Book value of property, plant and equipment	$(16,758)
Book value of other long term assets	(1,952)
Deferred rent	563
Fair value of property, plant and equipment	7,110

Write down of property, plant and equipment	$(11,037)
Intangible assets related to US manufacturing and distribution	(7,164)

Write down of long lived assets	$(18,201)
(g)	Adjustment represents the accrual for severance benefits due to employees.

(h)	Adjustment represents the repayment of debt under the Company’s Senior Credit facility and UMG Rebate Obligations.

Repayment of current portion of long-term debt	$(8,900)
Repayment of noncurrent portion of long-term debt	(11,000)

Cash repayment of debt	$(19,900)
(i)	Represents net gain on disposition of EDC US operations.

Net cash proceeds	$27,704	(b)
Assets acquired and liabilities assumed by Sony	(7,761	)(c)
Loss on impairment of long lived assets	(18,201	)(f)
Accrual for severance	(649	)(g)

Net gain on disposal	$1,093

3.	Adjustments to Pro Forma Condensed Consolidated Statement of Operations
     The pro forma adjustments related to the unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2008 and for the years ended December 31, 2007, 2006 and 2005 are as follows:
(a)	Reflects the reclassification of EDC’s US operations from continuing operations.
(b)	Interest expense directly related to a portion of the Company’s term debt which was historically allocated to EDC US operations and was repaid with the proceeds from the transaction plus the revolving line of credit which was utilized solely by EDC US operations were appropriately reclassified to discontinued operations.
     Severance and other costs directly related to the disposition of the EDC US operations of approximately between $2.0 million and $3.0 million will be reflected in discontinued operations in future periods.